EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS SEPTEMBER 2006

OPERATIONAL PERFORMANCE

HOUSTON, Oct. 2, 2006 - Continental Airlines (NYSE: CAL) today reported a September consolidated (mainline plus regional) load factor of 78.2 percent, 1.2 points above last year's September consolidated load factor. The carrier reported a mainline load factor of 78.6 percent, 1.2 points above the September 2005 mainline load factor, and a domestic mainline load factor of 81.2 percent, 2.1 points above September 2005. All three were records for September. In addition, the airline had an international mainline load factor of 75.7 percent, 0.3 points above September 2005.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 81.3 percent and a record September mainline completion factor of 99.9 percent. The airline also achieved a September record number of 100-percent completion factor days, operating 14 days during the month without a single mainline flight cancellation.

In September 2006, Continental flew 6.9 billion consolidated revenue passenger miles (RPMs) and 8.8 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 11.5 percent and a capacity increase of 9.9 percent as compared to September 2005. In September 2006, Continental flew 6.1 billion mainline RPMs and 7.8 billion mainline ASMs, resulting in a mainline traffic increase of 10.7 percent and a 9.0 percent increase in mainline capacity as compared to September 2005. Domestic mainline traffic was 3.3 billion RPMs in September 2006, up 10.0 percent from September 2005, and domestic mainline capacity was 4.1 billion ASMs, up 7.1 percent from September 2005.

For September 2006, both consolidated and mainline passenger revenue per available seat mile (RASM) are estimated to have increased between 4.0 and 5.0 percent compared to September 2005.  For August 2006, consolidated passenger RASM increased 7.2 percent compared to August 2005, while mainline passenger RASM increased 6.1 percent from August 2005.

Continental ended the third quarter with unrestricted cash and short-term investments of approximately $2.5 billion.

Continental's regional operations had a record September load factor of 75.0 percent, 0.8 points above last year's September load factor. Regional RPMs were 791.0 million and regional ASMs were 1,055.3 million in September 2006, resulting in a traffic increase of 17.8 percent and a capacity increase of 16.7 percent versus September 2005.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,200 daily departures throughout the Americas, Europe and Asia, serving 154 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 43,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters, disruptions in its computer systems, and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.
PRELIMINARY TRAFFIC RESULTS
SEPTEMBER	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	3,300,487	3,000,574	10.0	Percent

International	2,812,972	2,520,513	11.6	Percent
Transatlantic	1,595,883	1,446,512	10.3	Percent
Latin America	613,598	505,938	21.3	Percent
Pacific	603,491	568,063	6.2	Percent

Mainline	6,113,459	5,521,087	10.7	Percent
Regional	790,987	671,442	17.8	Percent
Consolidated	6,904,446	6,192,529	11.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,063,216	3,793,995	7.1	Percent

International	3,715,958	3,342,886	11.2	Percent
Transatlantic	2,027,990	1,792,082	13.2	Percent
Latin America	881,062	762,034	15.6	Percent
Pacific	806,906	788,770	2.3	Percent

Mainline	7,779,174	7,136,881	9.0	Percent
Regional	1,055,252	904,619	16.7	Percent
Consolidated	8,834,426	8,041,500	9.9	Percent
PASSENGER LOAD FACTOR
Domestic	81.2 Percent	79.1 Percent	2.1	Points

International	75.7 Percent	75.4 Percent	0.3	Points
Transatlantic	78.7 Percent	80.7 Percent	-2.0	Points
Latin America	69.6 Percent	66.4 Percent	3.2	Points
Pacific	74.8 Percent	72.0 Percent	2.8	Points

Mainline	78.6 Percent	77.4 Percent	1.2	Points
Regional	75.0 Percent	74.2 Percent	0.8	Points
Consolidated	78.2 Percent	77.0 Percent	1.2	Points
ONBOARD PASSENGERS
Mainline	3,574,434	3,249,320	10.0	Percent
Regional	1,421,945	1,239,635	14.7	Percent
Consolidated	4,996,379	4,488,955	11.3	Percent
CARGO REVENUE TON MILES (000)
Total	90,420	82,972	9.0	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	32,456,080	29,853,959	8.7	Percent

International	27,503,079	23,729,601	15.9	Percent
Transatlantic	13,588,308	11,654,819	16.6	Percent
Latin America	8,274,790	7,019,028	17.9	Percent
Pacific	5,639,981	5,055,754	11.6	Percent

Mainline	59,959,159	53,583,560	11.9	Percent
Regional	7,782,654	6,581,867	18.2	Percent
Consolidated	67,741,813	60,165,427	12.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	38,716,240	36,663,095	5.6	Percent

International	34,960,874	30,357,530	15.2	Percent
Transatlantic	17,160,677	14,436,433	18.9	Percent
Latin America	10,463,929	9,235,208	13.3	Percent
Pacific	7,336,268	6,685,889	9.7	Percent

Mainline	73,677,114	67,020,625	9.9	Percent
Regional	9,958,862	8,878,237	12.2	Percent
Consolidated	83,635,976	75,898,862	10.2	Percent
PASSENGER LOAD FACTOR
Domestic	83.8 Percent	81.4 Percent	2.4	Points

International	78.7 Percent	78.2 Percent	0.5	Points
Transatlantic	79.2 Percent	80.7 Percent	-1.5	Points
Latin America	79.1 Percent	76.0 Percent	3.1	Points
Pacific	76.9 Percent	75.6 Percent	1.3	Points

Mainline	81.4 Percent	80.0 Percent	1.4	Points
Regional	78.1 Percent	74.1 Percent	4.0	Points
Consolidated	81.0 Percent	79.3 Percent	1.7	Points
ONBOARD PASSENGERS
Mainline	36,751,729	33,705,968	9.0	Percent
Regional	13,763,256	11,861,733	16.0	Percent
Consolidated	50,514,985	45,567,701	10.9	Percent
CARGO REVENUE TON MILES (000)
Total	794,843	743,189	7.0	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
SEPTEMBER	2006	2005	Change
On-Time Performance [1]	81.3%	79.5%	1.8	Points
Completion Factor [2]	99.9%	96.8%	3.1	Points
Aug. 2006 year-over-year consolidated RASM change			7.2	Percent
Aug. 2006 year-over-year mainline RASM change			6.1	Percent
Sept. 2006 estimated year-over-year consolidated RASM change			4.0-5.0	Percent
Sept. 2006 estimated year-over-year mainline RASM change			4.0-5.0	Percent
Sept. 2006 estimated average price per gallon of fuel, including fuel taxes			2.22	Dollars
Third Quarter 2006 estimated average price per gallon of fuel, incl. fuel taxes			2.22	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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